Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer of Sabre Corporation, hereby certifies that to his knowledge, on the date hereof:

a.

The Form 10-Q of the Sabre Corporation for the quarter ended September 30, 2014 (the “Report”), filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sabre Corporation.

Date: November 12, 2014	By:	/s/ RICHARD A. SIMONSON
Richard A. Simonson
Chief Financial Officer
(principal financial officer of the registrant)

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Sabre Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.